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                                  EXHIBIT 15
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               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION
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                                                                      Exhibit 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



We are aware that our report dated April 9, 1998 on our review of interim financial information of Life Technologies, Inc. (the Company) for the three-month periods ended March 31, 1998 and 1997, included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8, Registration No. 333-28607, Registration No. 333-03773, Registration
No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Section 7 and 11 of that Act.



                                    /s/ Coopers & Lybrand L.L.P.

                                    COOPERS & LYBRAND L.L.P.



McLean, Virginia
May 5, 1998

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